Exhibit 99.1

Supreme Court of New South Wales approves Bionomics’ re-domiciliation

Adelaide, Australia and Cambridge, Mass., December 16, 2024 (GLOBE NEWSWIRE) – Bionomics Limited (Nasdaq: BNOX) (“Bionomics” or the “Company”) is pleased to announce that the Supreme Court of New South Wales, Australia (“Court”) has today made orders approving the scheme of arrangement in relation to the Company’s proposed re-domiciliation from Australia to the United States (“Scheme”), under which Neuphoria Therapeutics Inc., a Delaware corporation (“Neuphoria”), will become the ultimate parent company of Bionomics Limited following the implementation of the Scheme.

A copy of the Court’s orders with respect to the Scheme was lodged with the Australian Securities & Investments Commission following the Court hearing, at which time the Scheme became legally effective. Bionomics’ ADSs will continue to trade on Nasdaq until the implementation date (December 23, 2024 (New York time)).

Bionomics shareholders who hold shares on the record date for the Scheme (5:00pm Sydney time on Tuesday, December 17, 2024) will be entitled to receive the Scheme consideration (in accordance with the terms of the Scheme as set out in Section 6 of the Scheme Booklet dated November 11, 2024 (“Scheme Booklet”)). The Scheme consideration will be paid to Scheme Shareholders (as defined in the Scheme Booklet) on the implementation date.

Shares of Neuphoria are expected to begin trading on Nasdaq under the symbol “NEUP” on December 24, 2024 or as soon as possible thereafter.

For further information, please contact:

General	Investor Relations	Investor Relations
Rajeev Chandra	Kevin Gardner	Chris Calabrese
Company Secretary	kgardner@lifesciadvisors.com	ccalabrese@lifesciadvisors.com
CoSec@bionomics.com.au

About Bionomics Limited

Bionomics (NASDAQ: BNOX) is a clinical-stage biotechnology company developing novel, potential first-in-class, allosteric ion channel modulators to treat patients suffering from serious central nervous system (“CNS”) disorders with high unmet medical need. Bionomics is advancing its lead drug candidate, BNC210, an oral, proprietary, selective negative allosteric modulator of the α7 nicotinic acetylcholine receptor, for the acute treatment of Social Anxiety Disorder (SAD) and chronic treatment of Post-Traumatic Stress Disorder (PTSD). Beyond BNC210, Bionomics has a strategic partnership with Merck & Co., Inc. (known as MSD outside the United States and Canada) with two drugs in early-stage clinical trials for the treatment of cognitive deficits in Alzheimer’s disease and other central nervous system conditions. Bionomics’ pipeline also includes preclinical assets that target Kv3.1/3.2 and Nav1.7/1.8 ion channels being developed for CNS conditions of high unmet need.

Forward-Looking Statements

Bionomics cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Bionomics that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business and other risks described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC, and its other reports. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Bionomics undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks, uncertainties and other factors is included in Bionomics’ filings with the SEC, copies of which are available from the SEC’s website (www.sec.gov) and on Bionomics’ website (www.bionomics.com.au) under the heading “Investor Center.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Bionomics expressly disclaims all liability in respect to actions taken or not taken based on any or all the contents of this press release.

Not an offer of securities

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in any jurisdiction. The Neuphoria shares have not been registered under the U.S. Securities Act of 1933 and may not be offered or sold except in a transaction registered under the Securities Act or in a transaction exempt from, or not subject to, such registration requirements and applicable U.S. state securities laws.